Exhibit 99.1

Plus Therapeutics Appoints Dr. An van Es-Johansson to Board of Directors

AUSTIN, Texas, January 2, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), today announced that Dr. An van Es-Johansson has joined the Company’s Board of Directors to serve as an independent director, effective January 1, 2020.

Dr. van Es-Johansson currently serves as the Chief Medical Officer for AlzeCure Pharma, a Swedish pharmaceutical company with a primary focus on Alzheimer’s disease, where she is responsible for regulatory, clinical development, clinical operations, and pharmacovigilance.  From 2005-2018, Dr. van Es-Johansson served in a range of executive roles of increasing responsibility at Swedish Orphan Biovitrum AB (Sobi), an international specialty biopharmaceutical company focused on rare diseases.  Dr. van Es-Johansson has leadership experience within large pharmaceutical and smaller biotechnology companies, including Roche, Eli Lilly, Active Biotech, and BioStratum.  She currently serves on the Board of Directors at BioInvent International AB, Medivir AB, Agendia Inc., Savara Inc., and AlzeCure Pharma AB.  Dr. van Es-Johansson received a M.D. from Erasmus University in Rotterdam, The Netherlands.

"We are excited to welcome Dr. van-Es Johansson to our Board of Directors.  An is an expert in developing orphan drugs that receive FDA and EMA product approval and achieve commercial success.  Further, she has held global leadership roles across multiple disciplines of the life sciences industry, including clinical development, regulatory, and medical affairs, that will strengthen Plus’ experience in those areas," said Dr. Marc Hedrick, President and CEO of Plus Therapeutics.

"Plus’ nanotechnology platform and DocePLUS Phase 2-ready orphan drug product candidate for small cell lung cancer have the potential to substantially improve the lives of patients battling cancer and rare diseases,” commented Dr. van Es-Johansson. "In addition to helping advance DocePLUS toward regulatory approval, I look forward to supporting the organization in further expanding and strengthening its pipeline to help more patients in need."

About Plus Therapeutics, Inc.

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the discovery, development, and manufacturing scale up of complex and innovative treatments for patients battling cancer and other life-threatening diseases.

Our proprietary nanotechnology platform is currently centered around the enhanced delivery of a variety of drugs using novel liposomal encapsulation technology. Liposomal encapsulation has been extensively explored and undergone significant technical and commercial advances since it was first developed. Our platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers.

Our lead product candidate, DocePLUS, is a protein-stabilized PEGylated liposomal formulation of docetaxel, for which the process of preparation is patented. The active pharmaceutical ingredient, docetaxel, was approved by the U.S. FDA in 1999 and commonly used for treating cancers of the breast, head, neck, stomach, prostate, and lung.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements about: the Company’s potential to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers; the Company’s potential to develop a market leading position; and the potential for, and timing of, the Company’s submission of a Phase 2 clinical trial protocol in Small Cell Lung Cancer patients with platinum-sensitive disease who progressed at least 60 days after initiation of first-line chemotherapy. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties, including but not limited to: the risk that the U.S. FDA does not accept the Company’s submission of a Phase 2 clinical trial protocol in Small Cell Lung Cancer patients with platinum-sensitive disease who progressed at least 60 days after initiation of first-line chemotherapy; the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; and the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Plus Therapeutics, Inc.
Russ Havranek
VP – Marketing, Portfolio Management, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Website: plustherapeutics.com